                                                                     Exhibit (e)
                             DISTRIBUTION AGREEMENT


         AGREEMENT made the 1st day of July, 2002, between THE COVENTRY GROUP (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES LIMITED PARTNERSHIP d/b/a BISYS FUND SERVICES ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each Signal Series of the Trust and such Signal Series that are hereafter created (individually referred to herein as a "Fund" and collectively as the "Funds"), except as provided on Schedule A;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       SERVICES AS DISTRIBUTOR.

                  1.1 Distributor will act as agent of Trust on behalf of each Fund for the distribution of the Shares covered by the registration statement and prospectus of Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean the registration statement and any amendments thereto, then in effect, including Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean the then-current form of prospectus and statement of additional information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

                  1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

                      Distributor shall engage in activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

                  1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

                  1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

                  1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

                  1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

                  1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

                  1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

                  1.10 The Trust represents and warrants to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus


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includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by Trust for, any liability or loss resulting from the failure to implement such amendment. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                  1.11 Trust may request Distributor to use an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing by a third party known to Trust under circumstances in which Distributor will not review the orders. Under such circumstances, Trust acknowledges and agrees that it will independently determine that the third party is a satisfactory service provider and that Distributor's review will not be necessary.

Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by Distributor of its obligations and duties under this Agreement, or from Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Shares. Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur (a) as the result of acting as distributor of the Funds; (b) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either thereof not misleading or (iii) any Trust-related advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the National Association of Securities Dealers, Inc.); or (c) arising out of or based upon the electronic processing of orders over



                                       3
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the internet; provided, however, that Trust's agreement to indemnify
Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses (x) arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to Trust by Distributor and used in the registration statement or in corresponding statements made in the prospectus, advertisement or sales literature, or (y) arising out of or based upon any omission or alleged omission to state a material fact in such information furnished by the Distributor which is required to be stated or necessary to make the information not misleading; and further provided that Trust's agreement to indemnify Distributor and Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to Trust or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of Distributor's reckless disregard of its obligations and duties under this Agreement, or by Distributor's failure to comply with any laws, rules or regulations applicable to it in connection with its distribution of the Shares.

         In the event of a formal legal action, the Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon Trust being provided with written notice of an action brought against Distributor, its partners or employees, or any such controlling person, and identifying the person against whom such action is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. Any failure to so notify the Trust will not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought, or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity obligations under this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing approved by Distributor, which approval shall not be unreasonably withheld. In the event Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably withholds approval of counsel chosen by Trust, Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. Trust's indemnification agreement contained in this paragraph 1.11 and Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

                  This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against Trust or any of its officers or Trustees which related, directly or indirectly, the issue and sale of any Shares or which may otherwise form the basis of an obligation for Trust to indemnify hereunder.





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                  1.12 Distributor agrees to indemnify, defend and hold the
Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur but only to the extent that such liability or expense incurred by HGI, its officers or Directors or such controlling person resulting from such claims or demands, shall arising directly out of or based directly upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to Trust and used in response to required items of the registration statement or in the corresponding statements made in the prospectus, or any omission, or alleged omission, to state a material fact required to be stated in such information or necessary to make such information not misleading.

                       Distributor's agreement to indemnify Trust, its officers and Trustees and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being provided with written notice of an action brought against Trust, its officers or Trustees, or any such controlling person, and identifying the person against whom such action is brought, and sent to Distributor identifying the person against whom such action is brought, promptly following the indemnified person's receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability to the extent the same is based on an alleged misstatement or omission on Distributor's part, if such defense shall be conducted by counsel of good standing approved by Trust, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not based solely on an alleged misstatement or omission on Distributor's part, the Trust, its officers and Trustees, or any controlling person, shall have the right to participate in the defense, and Distributor shall have the right of first control thereof. In the event Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where Distributor does not elect to assume the defense of any such suit, or in the case Trust reasonably withholds approval of counsel chosen by Distributor, Distributor will reimburse Trust, its officers, directors, employees and controlling persons or other persons named as defendant or defendants in such suit for the fees and expenses of any counsel retained by Trust or them. Distributor's indemnification agreement contained in this paragraph 1.12 and Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Trust, its officers, directors and employees, or any controlling person.

                  1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by
Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any


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way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

                  1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor:

                       (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                       (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                       (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                       (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

                       For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

                  1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal liability for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

                  1.16 This Agreement shall be governed by the laws of the State of Ohio.

                  1.17 In the event Distributor purchases the initial shares of the Trust for purposes of satisfying the minimum net worth requirements set forth in Section 14(a) of the 1940 Act, and a notice of termination is subsequently given or this Agreement is otherwise terminated pursuant to Section 6 herein for any reason prior to the time that organizational expenses incurred by the Trust have been fully amortized, then the Trust shall either (i) cause the successor distributor of the shares


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(the "Successor Distributor") to pay to Distributor, within ten (10) days prior to the termination of this Agreement, an amount of cash that is sufficient to purchase the initial shares that are held by Distributor or (ii) enable Distributor to redeem the initial shares of the Trust that it holds by causing the Successor Distributor to contribute to the Trust, within ten (10) days prior to the termination of this Agreement, any unamortized organizational costs in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of such contribution. In the latter case, Distributor shall be entitled to redeem any or all of the initial shares that it holds and receive redemption proceeds without any reduction in the amount of such proceeds, prior to the termination of this Agreement.

         2.       FEE.

                  Distributor shall receive from the Funds identified in the Service and Distribution Plan attached as Schedule B hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in such Plan. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request.

         3.       SALE AND PAYMENT.

                  Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Service and Distribution Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-end Load Shares", and or Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). Funds that contain Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds". A Fund that contains CDSL Shares shall hereinafter be referred to collectively as "CDSL Funds". Front-end Load Funds and CDSL Funds may individually or collectively be referred to as "Load Funds". Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

                  3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

                  3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such


                                       7
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Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to dealers.

         4.       PUBLIC OFFERING PRICE.

                  The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the then-current prospectus of the Load Fund.

         5.       ISSUANCE OF SHARES.

                  The Trust reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

         6.       TERM, DURATION AND TERMINATION.

                  This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

         7.       LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

                  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust


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personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

         8.       PRIVACY.

         Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in sections 248.14 or 248.15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of the Funds. Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

         9.       NOTICES.

                  Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, at 3435 Stelzer Road, Columbus, Ohio 43219 Attention: President, with copy to John Silletto, President, Signal Capital Management, Inc., 200 E. Main Street, #600, Fort Wayne, IN 46855-1053; and if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219, Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

                                    * * * * *


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


                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


THE COVENTRY GROUP                          BISYS FUND SERVICES
                                            LIMITED PARTNERSHIP

                                            By:  BISYS Fund Services, Inc.,
                                                      General Partner

By:                                         By:
     ----------------------------               --------------------------------
Title:                                      Title:
        -------------------------                   ----------------------------





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




                                                           Dated: July 1st, 2002
                                                                  --------

                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP




Signal Large Cap Growth Fund
Signal Income Fund
Signal Tax-Exempt Income Fund
Signal Tax-Exempt Money Market Fund
Signal Money Market Fund

                                   SCHEDULE B
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP

                          SERVICE AND DISTRIBUTION PLAN
                          -----------------------------







                                     B-1